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                                                                     EXHIBIT 8.1



                           Long Aldridge & Norman LLP
                                   Suite 5300
                           303 Peachtree Street, N.E.
                             Atlanta, Georgia 30308


                                  July 21, 1998


Eagle Bancshares, Inc.
4305 Lynburn Drive
Tucker, Georgia  30084-4441

           RE:  FORM S-3 REGISTRATION STATEMENT REGARDING EBI CAPITAL TRUST I

Gentlemen:

           We have acted as counsel to Eagle Bancshares, Inc. in connection with the preparation of a Form S-3 Registration Statement (Registration No. 333-58485) related to the offering of up to 1,150,000 Preferred Securities of EBI Capital Trust I (the "Registration Statement").

           We are of the opinion that the statements as to matters of law and legal conclusions set forth under the caption "Material Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement are correct in all material respects.

           We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the heading "Material Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement.

                                         Very truly yours,


                                         /s/ Long Aldridge & Norman LLP
                                         LONG ALDRIDGE & NORMAN LLP